PROXY

                      LORD ABBETT AMERICA'S VALUE PORTFOLIO

                                      OF
                           MET INVESTORS SERIES TRUST

                         SPECIAL MEETING OF SHAREHOLDERS

                                                  April 24, 2007

         KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the Lord Abbett America's Value Portfolio of Met Investors Series Trust (the "Trust") hereby appoints Elizabeth M. Forget, Richard C. Pearson and Jeffrey A. Tupper, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Portfolio to be held on April 24, 2007, at the offices of the Trust, 260 Madison Avenue, 10th Floor, New York, New York 10016, at 10:00 a.m. local time, and at any adjournment thereof ("Meeting"), as follows:

1. To approve an Agreement and Plan of Reorganization whereby Lord Abbett Mid-Cap Value Portfolio and Lord Abbett Bond Debenture Portfolio, each a series of the Trust, will (i) acquire all of the assets of Lord Abbett America's Value Portfolio, a series of the Trust; and (ii) assume all of the liabilities of the Trust's Lord Abbett America's Value Portfolio.

                  FOR  [  ]       AGAINST  [  ]        ABSTAIN  [  ]

         Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

                                            Dated:                     , 2007
                                                  ----------------------
                                            __________________________________
                                            Name of Insurance Company

                                            __________________________________
                                            Name and Title of Authorized Officer

                                            __________________________________
                                           Signature of Authorized Officer

LORD ABBETT AMERICA'S VALUE PORTFOLIO
Name(s) of Separate Account(s)
Of the Insurance Company
Owning Shares in this Portfolio:
_______ Insurance Company
Separate Account _____


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                     2 EASY WAYS TO VOTE                                          MET INVESTORS SERIES TRUST
                                                                            LORD ABBETT AMERICA'S VALUE PORTFOLIO
1.  Return this voting instruction form using the enclosed            5 Park Plaza, Suite 1900, Irvine, California 92614
    postage-paid envelope.
2.  Vote by Internet - see instructions in Prospectus/Proxy VOTING INSTRUCTION
    FORM FOR THE Statement. Special Meeting of Shareholders
                                                                                  April 24, 2007, 10:00 a.m.
***  CONTROL NUMBER:                           ***
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LORD ABBETT AMERICA'S VALUE PORTFOLIO

The undersigned hereby instructs [insert name of insurance company that issued the variable insurance contract or policy] (the "Company") to vote the shares of the Lord Abbett America's Value Portfolio (the "Portfolio"), a series of Met Investors Series Trust (the "Trust"), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the offices of the Trust, 260 Madison Avenue, 10th Floor, New York, New York 10016 at 10:00 a.m. Eastern Time on April 24, 2007, and at any adjournments thereof.

The Company and the Board of Trustees of the Trust solicit your voting instructions and recommend that you instruct the Company to vote "FOR" the Proposal. The Company will vote the appropriate number of Portfolio shares pursuant to the instruction given. If no instruction is set forth on a returned form as to the Proposal, the Company will vote FOR the Proposal.



                                               Date ________________, 2007



                                                     PLEASE SIGN IN BOX BELOW




                                               Signature - Please sign exactly
                                               as your name appears at left.
                                               Joint owners each should sign.
                                               When signing as attorney,
                                               executor, administrator, trustee
                                               or guardian, please give full
                                               title as such. If a corporation,
                                               please sign in full corporate
                                               name by president or authorized
                                               officer. If a partnership, please
                                               sign in partnership name by
                                               authorized person.



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              Please fold and detach card at perforation before mailing.



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TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE
APPROPRIATE BOX BELOW.
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                                                                              FOR           AGAINST          ABSTAIN
To approve or disapprove the Agreement and Plan of Reorganization with respect to the acquisition of Lord Abbett America's Value Portfolio, a series of the
Trust, by Lord Abbett Mid-Cap Value Portfolio and Lord Abbett Bond Debenture
Portfolio, each a series of the Trust.


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